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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF AMETEK, INC.

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                                                       STATE OR OTHER JURISDICTION OF       PERCENTAGE OF VOTING
             NAME OF SUBSIDIARY AND NAME                    INCORPORATION  OR             SECURITIES OWNED BY ITS
             UNDER WHICH IT DOES BUSINESS                      ORGANIZATION                   IMMEDIATE PARENT*
             ----------------------------              ------------------------------      -----------------------
AMEKAI (BVI), Ltd. ..................................       British Virgin Islands                     50%
AMETEK (Bermuda), Ltd. ..............................       Bermuda                                   100%
AMETEK (Canada), Ltd. ...............................       Canada                                    100%
AMETEK (FSC), Inc. ..................................       U.S. Virgin Islands                       100%
AMETEK GmbH..........................................       Germany                                   100%
   AMETEK Precision Instruments Europe G.m.b.H. .....       Germany                                   100%
AMETEK IMTSA, S.A. de C.V. ..........................       Mexico                                    100%
AMETEK Lamb Motores de Mexico, S.A. de C.V. .........       Mexico                                    100%
AMETEK Mexicana, S.A. ...............................       Mexico                                    100%
AMETEK Precision Instruments France, SARL............       France                                    100%
AMETEK Precision Instruments (UK) Ltd. ..............       England                                   100%
EMA Corporation......................................       Delaware                                  100%
   AMETEK Holdings B.V. .............................       Netherlands                               100%
      Amekai Hong Kong...............................       Hong Kong                                  50%
      AMETEK Denmark A/S.............................       Denmark                                   100%
      AMETEK Elektomotory CR S.R.O. .................       Czech Republic                            100%
      AMETEK (Italia) S.r.l. ........................       Italy                                     100%
      AMETEK Singapore Private Ltd. .................       Singapore                                 100%
         Amekai Singapore Private Ltd. ..............       Singapore                                  50%
            Amekai Meter (Xiamen) Co., Ltd. .........       China                                     100%
         AmeKai Taiwan Co., Ltd. ....................       Taiwan                                     50%
         AMETEK Motors Asia Private Ltd. ............       Singapore                                 100%
            AMETEK Motors (Shanghai) Co., Ltd. ......       China                                     100%
      AMETEK Holdings (UK) Ltd. .....................       England                                   100%
          Lloyd Instruments Ltd. ....................       England                                   100%
            Lloyd Instruments S.A. ..................       France                                    100%
            Erichsen Pruftechnik Wuppertal GmbH......       Germany                                   100%
      Neue Elektromotoren G.m.b.H.-Schleusingen......       Germany                                   100%
        Neue Elektromotoren G.m.b.H.-Schleusingen VV.       Germany                                   100%
   WEBAK, B.V. ......................................       Netherlands                               100%
John Chatillon & Sons, Inc. .........................       New York                                  100%
   Chatillon Delaware, Inc. .........................       Delaware                                  100%
Rotron Incorporated..................................       New York                                  100%
AMETEK Japan, Inc. ..................................       Delaware                                  100%
NCC Holdings, Inc. ..................................       Delaware                                  100%
   AMETEK National Controls Corporation..............       Delaware                                  100%

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* Exclusive of directors' qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.